 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2023

Concord Acquisition Corp III
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41013 (Commission File Number)	86-2171699 (I.R.S. Employer Identification No.)
477 Madison Avenue New York, NY (Address of principal executive offices)	10022 (Zip Code)
(212) 883-4330 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	CNDB.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	CNDB	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CNDB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on April 6, 2023, Concord Acquisition Corp III (the “Company”) and Concord Sponsor Group III LLC (the “Sponsor”), the Company’s sponsor, entered into agreements (“Non-Redemption Agreements”) with certain third parties in exchange for them agreeing not to redeem certain shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), sold in its initial public offering (“Non-Redeemed Shares”) at the special meeting called by the Company (the “Special Meeting”) to approve an extension of time for the Company to consummate an initial business combination from May 8, 2023 (the “Termination Date”) to November 8, 2023, or such earlier date as may be determined by the board of directors of the Company (such later date, the “Extended Date”). The Company and the Sponsor have since entered into additional Non-Redemption Agreements with additional holders of Class A Common Stock. In exchange for the foregoing commitments not to redeem such shares, the Sponsor has agreed to transfer to such investors an aggregate of 999,665 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), held by the Sponsor immediately following consummation of an initial business combination if they continue to hold such Non-Redeemed Shares through the Special Meeting. The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated April 7, 2023 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Special Meeting on May 4, 2023, the Company filed an amendment to its amended and restated certificate of incorporation with the Delaware Secretary of State on May 4, 2023 (the “Charter Amendment”), to extend the date by which the Company has to consummate a business combination from the Termination Date to the Extended Date. The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 4, 2023, the Company held the Special Meeting. On April 3, 2023, the record date for the Special Meeting, there were 34,500,000 shares of Class A Common Stock and 8,625,000 shares of Class B Common Stock entitled to be voted at the Special Meeting. At the Special Meeting, 36,561,855 shares of Class A Common Stock and Class B Common Stock, voting together as a class, of the Company or 84.78% of the shares entitled to vote at the Special Meeting were represented in person or by proxy.

Charter Amendment

The stockholders approved the Charter Amendment to extend the date by which the Company has to consummate a business combination from the Termination Date to the Extended Date. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
33,891,464	2,670,391	0	0

Item 8.01.	Other Events.

In connection with the votes to approve the proposal above, the holders of 30,460,066 shares of Class A Common Stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.42 per share, for an aggregate redemption amount of approximately $317.39 million, leaving approximately $42.10 million in the trust account.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Concord Acquisition Corp III, dated May 4, 2023
10.1	Form of Non-Redemption Agreement and Assignment of Economic Interest (incorporated by reference to Exhibit 10.1 in the Registrant’s Current Report on Form 8-K on April 7, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD ACQUISITION CORP IIi

By:	/s/ Jeff Tuder
Name: Jeff Tuder
Title: Chief Executive Officer

Date: May 8, 2023

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